Exhibit 99.1

Analyst Contact:

Kurt Abkemeier

investorrelations@inteliquent.com

FOR IMMEDIATE RELEASE

Inteliquent Announces Authorization of Stock Repurchase Program

Chicago, October 22, 2015 – Inteliquent, Inc. (NASDAQ: IQNT), the carrier for communication service providers, announced today that its Board of Directors has authorized the Company to repurchase up to $50 million of shares of its outstanding common stock as part of a stock repurchase program. The stock repurchase program will expire in three years. The Company may repurchase shares through open market, privately negotiated or block transactions. The Company does not currently plan to repurchase any stock under the stock repurchase program. The Company intends to make any stock repurchases in compliance with the safe harbor provisions of Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The stock repurchase program will be subject to market conditions and does not obligate the Company to repurchase any dollar amount or number of shares of its common stock. The stock repurchase program may be extended, modified, suspended or discontinued at any time.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release are forward-looking statements. The words “anticipates,” “believes,” “efforts,” “expects,” “estimates,” “projects,” “proposed,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Factors that might cause such differences include, but are not limited to: the effects of competition, including direct connects, and downward pricing pressure resulting from such competition; our regular review of strategic alternatives; the impact of current and future regulation, including intercarrier compensation reform enacted by the Federal Communications Commission; our ability to perform under the agreement we announced with T-Mobile USA. Inc. on

August 17, 2015 (the “PSTN Agreement”), including the risk that the traffic we carry under the PSTN Agreement will not meet our targets for profitability, including EBITDA and Adjusted EBITDA, that we incur damages or similar costs if we fail to meet certain terms in the PSTN Agreement, or that T-Mobile terminates the PSTN Agreement; the risk that our costs to perform under the PSTN Agreement will be higher than we expect; the risks associated with our ability to successfully develop and market new voice services, many of which are beyond our control and all of which could delay or negatively affect our ability to offer or market new voice services; the ability to develop and provide other new services; technological developments; the ability to obtain and protect intellectual property rights; the impact of current or future litigation; the potential impact of any future acquisitions, mergers or divestitures; natural or man-made disasters; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; matters arising out of or related to the impairment charge and financial forecasting practices that were the subject of an investigation by the Company’s Audit Committee; and other important factors included in our reports filed with the Securities and Exchange Commission, particularly in the “Risk Factors” section of our Annual Report on Form 10-K for the period ended December 31, 2014 and our Quarterly Report on Form 10-Q for the period ended March 31, 2015, as such Risk Factors may be updated from time to time in subsequent reports. Furthermore, such forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

About Inteliquent

Inteliquent is a leading provider of connectivity among communications service providers. Inteliquent is used by nearly all national and regional wireless carriers, cable companies and CLECs in the markets it serves, and its network carries approximately fifteen billion of minutes of traffic per month. Please visit Inteliquent’s website at www.inteliquent.com and follow us on Twitter @Inteliquent.

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